SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SENSIENT TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[LOGO]

March 15, 2005

Dear Fellow Shareholder:

You are invited to attend the Annual Meeting of Shareholders of Sensient Technologies Corporation. The meeting will be held on Thursday, April 21, 2005, at 2:00 p.m., Eastern Time, at the Four Seasons Hotel, 200 Boylston Street, Boston, MA.

We hope that you will be able to join us at the meeting to review the year and take a look at what the future holds for our company. In addition, the business to be transacted is: (i) to elect three directors of the Company as described in the accompanying Proxy Statement; (ii) to consider and act upon a proposed amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate the classification of the Company’s Board of Directors; (iii) to ratify the appointment of Deloitte & Touche LLP, certified public accountants, as the independent auditors of the Company for 2005; and (iv) to transact such other business as may properly come before the meeting or any adjournment thereof.

Whether or not you plan to attend, it is important that you exercise your right to vote as a shareholder. Please indicate your vote on the enclosed proxy card and return it promptly using the envelope provided or vote by telephone or by Internet according to the instructions on the enclosed proxy card. Be assured that your votes are completely confidential.

On behalf of the officers and directors of the Company, we want to thank you for your continued support and confidence.

Sincerely,

/s/ Kenneth P. Manning
Kenneth P. Manning
Chairman, President and Chief Executive Officer

Enclosures

SENSIENT TECHNOLOGIES CORPORATION

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Notice of Annual Meeting

To Be Held April 21, 2005

To the Shareholders of

Sensient Technologies Corporation:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders (“Meeting”) of Sensient Technologies Corporation, a Wisconsin corporation (“Company”), will be held at the Four Seasons Hotel, 200 Boylston Street, Boston, MA, on Thursday, April 21, 2005, at 2:00 p.m., Eastern Time, for the following purposes:

1.	To elect three directors of the Company as described in the accompanying Proxy Statement.

2.	To consider and act upon a proposed amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate the classification of the Company’s Board of Directors.

3.	To ratify the appointment of Deloitte & Touche LLP, certified public accountants, as the independent auditors of the Company for 2005.

4.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 1, 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

We encourage you to attend the Meeting and vote your shares in person. However, whether or not you are able to attend the Meeting, please complete the enclosed proxy and return it promptly using the envelope provided or vote by telephone or by Internet according to the instructions on the enclosed proxy card, so that your shares will be represented at the Meeting. You may revoke your proxy at any time before it is actually voted by notice in writing to the undersigned or by attending the Meeting and voting in person. Your attention is directed to the attached proxy statement and accompanying proxy.

On Behalf of the Board of Directors

John L. Hammond
Secretary

Milwaukee, Wisconsin

March 15, 2005

SENSIENT TECHNOLOGIES CORPORATION

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(414) 271-6755

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

to be held on

April 21, 2005

GENERAL

This proxy statement and accompanying proxy are first being furnished to the shareholders of Sensient Technologies Corporation, a Wisconsin corporation (“Company”), beginning on or about March 15, 2005, in connection with the solicitation by the Board of Directors of the Company (“Board”) of proxies for use at the Company’s 2005 Annual Meeting of Shareholders to be held at the Four Seasons Hotel, 200 Boylston Street, Boston, MA, on Thursday, April 21, 2005, at 2:00 p.m., Eastern Time, and at any adjournments thereof (“Meeting”), for the purposes set forth in the attached Notice of Annual Meeting and in this proxy statement.

Accompanying this proxy statement are a Notice of Annual Meeting and a form of proxy solicited by the Board for the Meeting. The Annual Report to Shareholders, which also accompanies this proxy statement, contains financial statements for the three years ended December 31, 2004, and certain other information concerning the Company. The Annual Report and financial statements are neither a part of this proxy statement nor incorporated herein by reference.

Only holders of record of the Company’s Common Stock (“Common Stock”) as of the close of business on March 1, 2005, are entitled to notice of, and to vote at, the Meeting. On that date, the Company had [47,083,113] shares of Common Stock outstanding, each of which is entitled to one vote on each proposal submitted for shareholder consideration at the Meeting.

A proxy, in the enclosed form, which is properly executed, duly returned to the Company or its authorized representatives or agents and not revoked or which has been properly voted by telephone or by Internet according to the instructions on the enclosed proxy card and not revoked will be voted in accordance with the shareholder’s instructions contained in the proxy. If no instructions are indicated on the proxy, the shares represented thereby will be voted as follows:

•	FOR the Board’s three nominees for director;

•	FOR the proposed amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate the classification of the Company’s Board of Directors;

•	FOR ratification of the Board’s appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2005; and

•	On such other matters that may properly come before the Meeting in accordance with the best judgment of the individual proxies named in the proxy.

Any shareholder giving a proxy may revoke it at any time before it is exercised at the Meeting by delivering written notice thereof to the Secretary of the Company. Any shareholder attending the Meeting may vote in person whether or not the shareholder has previously filed a proxy. Presence at the Meeting by a shareholder who has signed a proxy does not in itself revoke the proxy. The shares represented by all properly executed proxies received prior to the Meeting will be voted as directed by the shareholders.

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company in person, by telephone or by telegram. The Company will use the services of D.F. King & Co., Inc., New York, New York, to aid in the solicitation of proxies. Their charges will be $7,500 plus reasonable expenses. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners.

ITEM 1.

ELECTION OF DIRECTORS

The Board of Directors currently consists of nine members divided into three equal classes. Under the existing structure, one class is elected each year to serve for a term of three years and each of the three directors elected at the Meeting will be elected for a three-year term expiring in 2008. The remaining six directors will continue to serve in accordance with their previous elections. However, if the proposed amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate the classification of the Company’s Board of Directors (Item 2) is approved by the shareholders of the Company at the Meeting, then the terms of all directors, including those elected at the Meeting, will end at the 2006 Annual Meeting of Shareholders and all directors will thereafter be elected for one-year terms. All of the nominees, Messrs. Brown, Croft and Fernandez, are currently directors of the Company.

It is intended that the persons named as proxies in the accompanying proxy will vote FOR the election of the Board’s three nominees. If any nominee should become unable to serve as a director prior to the Meeting, the shares represented by proxies otherwise voted in favor of the Board’s three nominees or which do not contain any instructions will be voted FOR the election of such other person as the Board may recommend.

Under Wisconsin law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, assuming a quorum is present. For this purpose, “plurality” means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares of Common Stock which are not voted on this matter at the Meeting (whether by abstention, broker nonvote or otherwise) will have no effect on the election of directors at the Meeting.

Pursuant to the Company’s Bylaws, written notice of other qualifying nominations by shareholders for election to the Board must have been received by the Secretary no later than March 2, 2005. As no notice of any such other nominations was received, no other nominations for election to the Board of Directors may be made by shareholders at the Meeting.

Set forth below is certain information about the Board’s nominees and the six continuing members.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR ALL NOMINEES.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Terms Expiring April, 2008 (1)

	Name and Age		Position with Company or Other Occupation	Year First Elected Director
LOGO	Hank Brown			2004
	F, N	65	President and Chief Executive Officer, The Daniels Fund, a charitable foundation, since July, 2002; President of the University of Northern Colorado from July, 1998 to June, 2002; Director of Frontier Airlines Inc. and Sealed Air Corporation.

LOGO	James A.D. Croft			1997
	A, C, E	67	Retired; Director of Richard Ellis Holdings Limited, property and investment consultants until 1998; Chairman, Bartlodge, Ltd. since 1998.

LOGO	Alberto Fernandez			1999
	A, E	58	Chairman of Pyosa, S.A. de C.V., a Mexican chemical company specializing in lead oxides, fine chemicals and dyes.

A—Audit Committee	F— Finance Committee
C—Compensation and Development Committee	N—Nominating and Corporate Governance Committee
E—Executive Committee	S— Scientific Advisory Committee

(1)	Each of Messrs. Brown, Croft and Fernandez is being nominated for a three-year term expiring in April, 2008. However, if Item No. 2 in this Proxy Statement is approved by the Company’s shareholders at the Meeting, the term of each of the Company’s directors, including these directors, will expire at the 2006 Annual Meeting of Shareholders.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Terms Expiring April, 2006 (1)

	Name and Age		Position with Company or Other Occupation	Year First Elected Director
LOGO	John F. Bergstrom			1994
	C, E, F	58	Chairman and Chief Executive Officer of Bergstrom Corporation, which owns automotive dealerships and commercial real estate; Director of Wisconsin Energy Corporation, Kimberly-Clark Corporation, Midwest Express Holdings, Inc. and Banta Corporation.

LOGO	William V. Hickey			1997
	A, E, F, N	60	President, Chief Executive Officer and Director of Sealed Air Corporation, a leading global manufacturer of a complementary line of protective, food and specialty packaging materials and systems; Director of Public Service Enterprise Group Incorporated. (2)

LOGO	Kenneth P. Manning			1989
	E, S	63	Chairman of the Board, President and Chief Executive Officer of the Company; Director of Badger Meter, Inc. and Sealed Air Corporation.

A—Audit Committee	F— Finance Committee
C—Compensation and Development Committee	N—Nominating and Corporate Governance Committee
E—Executive Committee	S— Scientific Advisory Committee

(1)	If Item No. 2 in this Proxy Statement is approved by the Company’s shareholders at the Meeting, the term of each of the other directors, in addition to these directors, will expire at the 2006 Annual Meeting of Shareholders.
(2)	Mr. Hickey served as President and Chief Operating Officer of Sealed Air Corporation from 1996 to 2000 and as its Executive Vice President and Chief Operating Officer from 1994 to 1996.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Terms Expiring April, 2007 (1)

	Name and Age		Position with Company or Other Occupation	Year First Elected Director
LOGO	Michael E. Batten			1980
	A, F	64	Chairman of the Board and Chief Executive Officer of Twin Disc, Inc., a manufacturer of transmission components; Director of Briggs & Stratton Corporation.

LOGO	Dr. Fergus M. Clydesdale			1998
	C, N, S	68	Distinguished University Professor and Head, Department of Food Science, College of Food and Natural Resources at the University of Massachusetts—Amherst.

LOGO	Essie Whitelaw			1993
	C, N	57

Senior Vice President of Private Sector Claims

Administration, Wisconsin Physician Services, a provider of health insurance and benefit plan administration, since 2001; President and Chief Operating Officer of Blue Cross & Blue Shield of Wisconsin, a comprehensive health insurer, to 2000.

A—Audit Committee	F— Finance Committee
C—Compensation and Development Committee	N—Nominating and Corporate Governance Committee
E— Executive Committee	S— Scientific Advisory Committee

(1)	If Item No. 2 in this Proxy Statement is approved by the Company’s shareholders at the Meeting, the term of each of the Company’s directors, including these directors, will expire at the 2006 Annual Meeting of Shareholders.

Except as noted, all nominees and directors continuing in office have held their current positions or otherwise have served in their respective positions with the listed organizations for more than five years. No director, nominee for director or executive officer had any material interest, direct or indirect, in any business transaction of the Company or any subsidiary during 2004, nor does any director, nominee or executive officer have any material interest, direct or indirect, in any such proposed transaction. The Board has determined that all members of the Board, except Mr. Manning, are independent under the applicable rules of the New York Stock Exchange and the Securities and Exchange Commission (the “SEC”). See “Director Independence” below.

The Board of Directors met six times during 2004. Each director attended at least 75% of the meetings of the Board and the Board Committees on which he or she served that were held during the period in which he or she was a director in 2004. The Company’s Corporate Governance Guidelines provide that all directors are expected to attend the Annual Meeting of Shareholders. In 2004, all Board members attended the Annual Meeting.

Committees of the Board of Directors

The Executive Committee of the Board of Directors, which currently consists of Messrs. Bergstrom, Croft, Fernandez, Hickey and Manning, met once in 2004. This Committee has the power and authority of the Board of Directors in directing the management of the business and affairs of the Company in the intervals between Board of Directors meetings, except to the extent limited by law, and reports its actions at regular meetings of the Board.

The Audit Committee of the Board of Directors met fourteen times during 2004. Messrs. Batten, Croft, Fernandez and Hickey are the current members of the Audit Committee. All members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange and the SEC. This Committee, among other things: (i) has sole responsibility to appoint, terminate, compensate and oversee the independent auditors of the Company and to approve any audit and permitted non-audit work by the independent auditors; (ii) reviews the adequacy and appropriateness of the Company’s internal control structure and recommends improvements thereto, including management’s assessment of internal controls and the internal audit function; (iii) reviews with the independent auditors their reports on the consolidated financial statements of the Company and the adequacy of the financial reporting process, including the selection of accounting policies; (iv) reviews and discusses with management the Company’s practices regarding earnings press releases and the provision of financial information and earnings guidance to analysts and ratings agencies; (v) obtains and reviews an annual report of the independent auditor covering the independent auditor’s quality control, any inquiry or investigation by governmental or professional authorities within five years and independence; (vi) sets hiring policies for employees or former employees of the independent auditors; (vii) establishes procedures for receipt of complaints about accounting or auditing matters; and (viii) reviews the adequacy and appropriateness of the various policies of the Company dealing with the principles governing performance of corporate activities. These policies, which are set forth in the Company’s Code of Conduct, include antitrust compliance, conflict of interest and business ethics. The Board of Directors has adopted a written charter for the Audit Committee, which is incorporated in the Company’s Bylaws. The Audit Committee reviews and reassesses the adequacy of this charter at least annually. A copy of the written charter is attached as Appendix A to this proxy statement. The Board also approved on December 5, 2002, a Code of Ethics for Senior Financial Officers, as contemplated by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). A copy of the Code of Ethics for Senior Financial Officers is available on the Company’s website (www.sensient-tech.com). The Board has determined that Messrs. Fernandez and Hickey are audit committee financial experts in accordance with SEC rules. Any changes made to the Code of Ethics, and any waivers granted thereunder, will be posted, and will also be available on the Company’s website.

The current members of the Compensation and Development Committee of the Board of Directors, which held three meetings during 2004, are Messrs. Bergstrom and Croft, Dr. Clydesdale and Ms. Whitelaw. This Committee, among other things: (i) reviews and approves all compensation programs for senior management of the Company, including salary structure, base salary and short-term and long-term incentive compensation plans, including stock options and non-qualified fringe benefit programs; (ii) prepares reports for the annual proxy statement; (iii) reviews and approves annual changes in each elected officer’s compensation including base salary and short-term and long-term incentive awards, and approves all executive employment contracts; (iv) annually recommends to the Board of Directors the election of Company officers; and (v) annually reviews the performance of the Chief Executive Officer and reviews and approves the Chief Executive Officer’s management development and succession plans for the Company. The Compensation and Development Committee Charter is available on the Company’s website.

The Finance Committee of the Board of Directors, which currently consists of Messrs. Batten, Bergstrom, Brown and Hickey, held four meetings during 2004. Among other things, this Committee reviews and monitors the Company’s financial planning and structure to ensure conformity with the Company’s requirements for growth and fiscally sound operation, and also reviews and approves: (i) the Company’s annual capital budget, long-term financing plans, existing credit facilities and investments and commercial and investment banking relationships; (ii) existing insurance programs, foreign currency management and the stock repurchase program; and (iii) the financial management and administrative operation of the Company’s qualified and nonqualified benefit plans.

The Nominating and Corporate Governance Committee of the Board of Directors, which currently consists of Messrs. Brown and Hickey, Dr. Clydesdale and Ms. Whitelaw, met four times during 2004. Each member of the Committee satisfies New York Stock Exchange independence requirements. Among other functions, this Committee: (i) studies and makes recommendations concerning the composition of the Board of Directors and its committee structure and reviews the compensation of Board and Committee members; (ii) recommends persons to be nominated by the Board of Directors for election as directors of the Company and to serve as proxies at the annual meeting of shareholders; (iii) considers nominees recommended by shareholders; (iv) assists the Board in its determination of the independence of each director; (v) develops corporate governance principles for the Company and reassesses such principles annually; and (vi) oversees the system of corporate governance and the evaluation of the Board and management from a corporate governance standpoint. A copy of this Committee’s written charter is available to security holders on the Company’s website (www.sensient-tech.com). The Committee identifies and recommends candidates it believes are qualified and suitable to serve as director consistent with the criteria for selection of directors adopted by the Board. A copy of the Company’s Director Selection Criteria is attached as Appendix B to this proxy statement. Recommendations for Board candidates may be made to the Committee by the Company’s Chairman and Chief Executive Officer, other current Board members and Company shareholders. The Committee also from time to time utilizes the services of third-party search firms. Once appropriate candidates are identified, the Committee evaluates their qualifications to determine which candidate best meets the Company’s Director Selection Criteria, without regard to the source of the recommendation. Recommendations by shareholders for director nominees should be forwarded to the Secretary of the Company, who will relay such information to the Committee Chair. The recommendations should identify the proposed nominee by name, should describe every arrangement or understanding with such person and should provide at least the detailed information about the nominee that is required by SEC rules for the solicitation of proxies for election of directors. Shareholders should look to the information required pursuant to the Company’s Bylaws for shareholder nominations as a guide to the information required. Under the Company’s Bylaws, shareholders also have the right to directly nominate a person for election as a director so long as the advance notice and informational requirements contained in the Bylaws are satisfied. See the discussion under “Future Shareholder Proposals and Nominations” on page 26.

The Scientific Advisory Committee of the Board of Directors, which currently consists of Dr. Clydesdale and Mr. Manning, met twice during 2004. Among other functions, this Committee: (i) reviews the Company’s research and development programs with respect to the quality and scope of work undertaken; (ii) advises the Company on maintaining product leadership through technological innovation; and (iii) reports on new technological trends and regulatory developments that would significantly affect the Company and suggests possible new emphases with respect to its research programs and new business opportunities.

Executive Sessions of Independent Directors

In accordance with corporate governance reforms, the independent directors meet at regularly scheduled executive sessions without management not less frequently than three times per year. The independent directors held three executive sessions during 2004. The responsibility for presiding at each meeting of independent directors is rotated among all independent members of the Board of Directors in alphabetical order.

Interested parties who wish to make their concerns known by communicating directly with the presiding independent director or with the independent directors or the Board as a group may do so in writing addressed to the attention of the Company Secretary. The Company’s Corporate Governance Guidelines provide that all such communications will be relayed by the Company Secretary to the appropriate independent director unless the content is obviously inappropriate for Board review.

Director Independence

The Company’s Corporate Governance Guidelines provide guidelines for determining whether a director is independent from management. For a director to be considered independent, the Board must make an affirmative determination that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The guidelines contain the following specific criteria, which reflect the currently applicable New York Stock Exchange rules, to assist the Board in determining whether a director has a material relationship with the Company. A director is not independent if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.

•	The director has received, or has an immediate family member who has received for service as an executive officer, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company (other than fees in connection with services as director or other non-contingent deferred compensation for prior service).

•	(A) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company and any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

In addition, the guidelines state that no director shall be independent unless he or she shall meet the requirements for independence under applicable securities laws. For purposes of determining independence, the “Company” includes any parent or subsidiary in a consolidated group with the Company.

Based on these criteria, the Board has affirmatively determined that all members of the Board, except Mr. Manning, are independent under the applicable rules of the New York Stock Exchange and the Securities and Exchange Commission and the Company’s independence criteria. In making this determination, the Board reviewed information provided by each of the directors to the Company. None of the directors identified as independent had any material relationship with the Company or its senior executive officers.

Director Compensation and Benefits

Directors who are not employees of the Company received during 2004 an annual retainer of $30,000 and fees of $1,500 for each Board and Committee meeting attended in addition to reimbursable expenses for such attendance. Each Committee chairperson received an additional $5,000 annually for serving in that capacity.

The Company has an unfunded retirement plan for non-employee directors who have completed at least three years (currently one full term) of service with the Company as a director. The plan provides a benefit equal to the annual retainer for directors in effect at the time of the director’s departure from the Board. This benefit, payable only during the lifetime of the participant, continues for a period equal to the amount of time the individual was an active director. During the benefit period, the participant must be available to the Chairman of the Board for consultation.

The Company has a Directors’ Deferred Compensation Plan available to any director who is entitled to compensation as a Board member. Under this plan, the maximum amount that is eligible to be deferred is the total of all fees paid to the director by reason of his or her membership on the Board or any Committee thereof. The plan provides that directors may defer all or part of their director fees and the deferral may be in cash or Common Stock. The fees deferred in cash are credited to individual deferred compensation accounts which bear interest at the rate of 8.0% per annum. The amounts deferred pursuant to this plan will be paid either: (i) in a lump sum on January 31st of the calendar year following the year in which the director ceases to be a director or on January 31st of any year thereafter; or (ii) in five equal consecutive annual installments commencing on January 31st of the first calendar year after the director ceases to serve as a director. In the event of death, the balance in a director’s account will be paid in a lump sum to a designated beneficiary or to the director’s estate.

The Company has a Directors Stock Option Plan for any director who is not an employee of the Company. The plan provides for each director to be granted options to purchase 2,000 shares of the Company’s common stock annually on May 1. The options have an exercise price equal to the market price of the Company’s stock on the date of grant and vest in increments of one-third of the total grant on each of the first, second, and third anniversaries of the date of grant.

The Company also has a Director Stock Plan for any director who is not an employee of the Company. This plan provides for an annual grant of 900 shares of the Company’s common stock to each non-employee director on the Annual Meeting date. The shares vest in increments of one-third of the total grant on each of the first, second and third anniversaries of the date of grant.

Directors Continuing Education

On July 14, 2004, the Board attended a directors continuing education program organized by the Company’s management. The program was conducted at the principal facility of the Company’s Flavors and Fragrances Group in Indianapolis, Indiana and consisted of presentations by outside experts on corporate governance and financial reporting, a presentation by management on the Flavors and Fragrances Group and a tour of the Group’s Indianapolis plant.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee of the Board (“the Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2004, the Committee met fourteen times. The Committee discussed the interim financial information contained in each quarterly earnings announcement and in each of the Company’s Forms 10-Q with the Company’s Vice President, Chief Financial Officer and Treasurer, Vice President, Controller and Chief Accounting Officer and independent auditors prior to release of the earnings announcement and prior to filing the Company’s Forms 10-Q with the Securities and Exchange Commission, respectively. During each fiscal quarter of 2004, the procedures undertaken in connection with the Chief Executive Officer and Chief Financial Officer certifications for Forms 10-Q were reviewed, including the Company’s disclosure controls and procedures and internal controls.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationships that may impact their objectivity and independence. The Committee has also considered whether the provision of any non-audit services by the auditors is compatible with maintaining the auditors’ independence. The Committee is satisfied as to the auditors’ independence. The Committee also discussed with management, the Company’s internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scopes and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by the Public Company Accounting Oversite Board, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

Audit Fees

During the years ended December 31, 2004 and 2003, aggregate fees (including expenses) for the annual audit of the Company’s financial statements were approximately $2,296,000 and $1,455,000, respectively. Audit fees include fees for the audit of the Company’s consolidated financial statements, fees for statutory audits of foreign entities, fees for quarterly review services and fees related to the Company’s SEC filings.

Audit-Related Fees

During the years ended December 31, 2004 and 2003, aggregate fees (including expenses) for audit-related services provided by the independent auditors were approximately $86,000 and $153,000, respectively. Audit-related fees include fees for audits of the Company’s employee benefit plans, non-audit related accounting consultations and acquisition due diligence services.

Tax Fees

During the years ended December 31, 2004 and 2003, aggregate fees (including expenses) for tax services provided by the independent auditors were approximately $1,006,000 and $676,000, respectively. Tax services include tax compliance, tax advice and tax planning.

All of the services described above were approved by the Audit Committee. No other fees were paid to the Company’s auditors in 2004.

At its October 2004 meeting, the Committee reviewed and approved resolutions implementing the Company’s Audit Committee Pre-Approval Policy for a new twelve-month period. This policy provides that the Committee is required to pre-approve all audit and non-audit services performed by the independent auditor and specifies certain audit, audit-related and tax services that have general pre-approval for the next twelve months, subject to specified dollar limits. The policy also provides that any services by the independent auditor not generally pre-approved or above the specified dollar limits must be submitted for pre-approval by the Audit Committee. Pursuant to the resolutions and the policy, the Chairman of the Audit Committee has the authority to grant pre-approval when necessary, provided that such pre-approval is reported to the Committee at its next meeting.

The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2004, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

Date: February 10, 2005

Alberto Fernandez,
Chairman

Michael E. Batten
James A.D. Croft
William V. Hickey

PRINCIPAL SHAREHOLDERS

Management

The following table sets forth certain information as of February 15, 2005, regarding the beneficial ownership of Common Stock by each of the executive officers of the Company who is named in the Summary Compensation Table on page 18 hereof (“named executive officers”), each director and nominee, and all of the directors and executive officers of the Company as a group. Except as otherwise indicated, all shares listed are owned with sole voting and investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership and Percent of Class (1)(2)(3)(4)
Michael E. Batten	11,879
John F. Bergstrom	11,348
Hank Brown	6,612
Richard Carney	[200,313	]
Dr. Fergus M. Clydesdale	11,011
James A.D. Croft	19,170
Alberto Fernandez	11,204
John L. Hammond	[158,392	]
William V. Hickey	11,395
Richard F. Hobbs	[436,658	]
Kenneth P. Manning	[1,105,467	]
Ralph G. Pickles	128,799
Essie Whitelaw	9,746
All directors and executive officers as a group (17 persons)	2,301,816

(1)	Except for Mr. Manning, who beneficially owns 2.3% of the outstanding Common Stock, no director or named executive officer beneficially owns 1% or more of the Company’s Common Stock. The beneficial ownership of all directors and executive officers as a group represents 4.9% of the outstanding Common Stock. In each case this percentage is based upon the assumed exercise of that number of options which are included in the total number of shares shown (see Note (2), below).
(2)	Includes the following shares subject to stock options which are currently exercisable or exercisable within 60 days of February 15, 2005: Mr. Carney—126,332 shares; Mr. Hammond—103,332 shares; Mr. Hobbs—317,833 shares; Mr. Manning— 817,333 shares; Mr. Pickles—100,299 shares; each director (other than Messrs. Brown and Manning)—6,000 shares; and all directors and executive officers as a group—1,634,361 shares.
(3)	Includes the following deferred shares which have been granted pursuant to the Directors’ Deferred Compensation Plan: Mr. Fernandez—3,384 shares.
(4)	Includes 3,700 shares held by Mr. Brown’s wife, 2,800 shares held by Mr. Carney’s wife and 2,000 shares held by Mr. Manning’s wife.

Other Beneficial Owners

The following table sets forth information regarding beneficial ownership by those persons whom the Company believes to be beneficial owners of more than 5% of the Common Stock of the Company as of February 15, 2005, based solely on review of filings made with the Securities and Exchange Commission (except as noted in (3) below).

Name and Address of Beneficial Owner	Amount and Nature of Ownership		Percent of Class (1)
Gabelli Asset Management Inc.(2)	7,128,150		15.12%
Fidelity Management Trust Company (3)	[2,442,638	]	[5.2	]%

(1)	All percentages are based on 47,083,113 shares of Common Stock outstanding as of February 15, 2005.
(2)	Gabelli Asset Management Inc., One Corporate Center, Rye, NY 10580, filed a Schedule 13D/A on April 29, 2004, amending the Schedule 13D which was originally filed on April 16, 2001, which reported on behalf of Mario J. Gabelli, Marc J. Gabelli and various entities which either one directly or indirectly controls or for which either one acts as chief investment officer (collectively, the “Gabelli Investors”). As of the April 29, 2004 filing, the Gabelli Investors held sole voting and dispositive power with respect 7,128,150 shares, except that one affiliate does not have the authority to vote 468,667 of the reported shares and in certain cases the proxy voting committee of a Gabelli registered investment company may exercise voting power with respect to the shares held by such fund. The Gabelli Investors do not admit that they constitute a group. The ownership information contained herein is based in its entirety on information set forth in the Schedule 13D, as amended through April 29, 2004.
(3)	Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109 (“Fidelity”) is the Trustee of the Sensient Technologies Corporation Retirement Employee Stock Ownership Plan (“ESOP”), which held [1,579,726] shares, or 3.4% of the number of shares outstanding at February 15, 2005, and is also the Trustee of the Sensient Technologies Corporation Savings Plan (“Savings Plan”), which held [862,912] shares of Common Stock, or 1.8% of the number of shares outstanding at February 15, 2005. Fidelity has advised the Company that it disclaims beneficial ownership of the ESOP and Savings Plan shares.

COMPENSATION AND DEVELOPMENT COMMITTEE REPORT

Introduction

This report describes the Company’s executive compensation programs and the basis on which 2004 compensation was determined with respect to the executive officers of the Company. The Compensation and Development Committee is composed entirely of independent non-employee directors and met three times during 2004. A more complete description of the Committee functions is set forth under the heading “Committees of the Board of Directors” on page 9.

Compensation Policy and Objectives

The Company has developed an overall compensation policy and specific compensation plans that tie a significant portion of executive compensation to the Company’s success in meeting specified financial goals (“Program”). The overall objectives of the Program are to attract and retain the best possible executive talent, to motivate these executives to successfully execute the Company’s business strategy, to link executive and shareholder interests through equity-based plans and to provide a program that recognizes individual contributions and achievement.

Each year the Committee conducts a review of the Program. This review includes a meeting with an independent compensation consultant to assess the effectiveness of the Program and comparing it to similar programs of a group of corporations that represent the Company’s competition for executive talent. The Committee approves the selection of comparable companies used for this analysis. The Committee determines the compensation for the elected officers including the five most highly compensated Company executives. In reviewing individual performance, the Committee takes into account the recommendations of the chief executive officer. Key elements of the Company’s Program are base salary, short-term (annual) incentives and long-term incentives.

Base Salaries

Base salaries are initially determined by evaluating the responsibilities of the position, the experience of the individual and the competitive marketplace for executive talent, including a comparison with base salaries for comparable positions at other companies. The base salary levels of the Company’s executives are targeted at the 50th percentile of the range of base pay levels of similarly positioned executives in other companies. Base pay levels are determined using regression analysis because of the difference in size between the comparable companies and the Company. The Committee annually reviews each executive’s base salary. Adjustments are determined by evaluating the financial performance of the Company, the performance of each executive officer against job specifications, any new responsibilities and average percentage pay increases provided by the comparable companies for similar positions. In the case of executive officers with responsibility for a particular business unit, such unit’s financial results are also considered.

As reflected in the Summary Compensation Table on page 18, the chief executive officer’s base salary was increased in 2004 by $28,000 (3.9%). In determining the chief executive officer’s base salary, the Committee weighed the aforementioned criteria equally.

Annual Bonuses

The Management Incentive Plans for elected officers (“Annual Plans”) promote the Company’s Program by providing annual cash payments to executives based upon achieving overall Company, group or divisional financial goals. The Annual Plans are subject to a target of 45% to 85% of annual base salary depending on a participant’s position in the Company. For 2004, the award was based on the achievement of a targeted Earnings Per Share level, and in certain cases group or division sales operating profit, for the year, with 100% of the maximum award being paid upon achieving the targeted level. Performance in excess of the targeted level allows for a payment of up to 200% of the maximum award. Target bonus award levels approximate the 50th percentile (adjusted for company size) of comparable companies’ practices for each executive position. For performance exceeding the targeted levels, the bonus opportunities are tied to 75th percentile practices among comparable companies. In 2004, Mr. Manning’s bonus opportunity was 85% of his base salary, placing his target bonus opportunity at approximately the 50th percentile for chief executive officers. As reflected in the Summary Compensation Table, there was no bonus awarded in 2004, based on the Earnings Per Share level achieved.

Awards for top executives are based on the achievement of performance goals established by the Committee in the beginning of each year, with 100% of the award being paid upon achieving the targeted level. Performance in excess of the targeted level allows for a payment of up to 200% of the award. The performance goals for top executives may consist of one or more of the following criteria, as determined by the Committee: (i) earnings per share; (ii) return on equity; (iii) return on invested capital; (iv) return on assets; (v) revenue growth; (vi) earnings before interest, taxes, depreciation and amortization; (vii) earnings before interest, taxes and amortization; (viii) operating income; (ix) pre- or after-tax income; (x) cash flow; (xi) cash flow per share; (xii) net earnings; (xiii) economic value added (or an equivalent metric); (xiv) share price performance; (xv) total shareholder return; (xvi) improvement in or attainment of expense levels; (xvii) improvement in or attainment of working capital levels; (xviii) debt reduction; or (xix) strategic and leadership goals. The Committee expects to continue to set target bonus award levels to approximate the 50th percentile (adjusted for company size) of comparable companies’ practices for each executive position, and for performance exceeding the targeted levels, the 75th percentile practices among comparable companies.

Stock Awards and Long-Term Incentives

Under the Company’s 2002 Stock Option Plan, which was approved by the shareholders, restricted stock or stock options may be granted to the Company’s executive officers and other key employees. The Committee makes annual decisions regarding appropriate stock-based grants for each executive based on the following equally weighted factors. The Committee considers the Company’s financial performance, executives’ levels of responsibilities and predicted award values at the 50-75th percentile of long-term incentive compensation practices for similar positions at other companies. These factors determine the amount which may be represented by the determined grant value of options and restricted stock. Generally, restricted stock is only awarded to recognize a significant contribution to the Company’s performance. Restricted stock vests in five years. All outstanding options have an exercise price equal to the market price on the date of grant and vest in increments of one-third of the total grant on each of the first, second and third anniversaries of the date of grant. This compensation approach is designed to provide incentive to create shareholder value over the long-term, since the full benefit of the compensation cannot be realized unless stock price appreciation occurs over a number of years. In 2004, the Company’s chief executive officer received options to purchase 80,000 shares at their fair market value on the date of grant and received 40,000 shares of restricted stock.

Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits the Company’s income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000 per individual, subject to several exceptions. The Committee intends to continue to grant bonuses under the Management Incentive Program and option awards under the 2002 Stock Option Plan that are designed to qualify for the performance-based compensation exception. However, the Committee may grant other bonuses and awards (including restricted stock awards), and the Company may enter into compensation arrangements from time to time, which do not qualify for deductibility under Section 162(m).

Compensation and Development Committee

James A.D. Croft, Chairman

John F. Bergstrom

Dr. Fergus M. Clydesdale

Essie Whitelaw

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information on the compensation of the chief executive officer and each of the other four most highly compensated executive officers (collectively, the “named executive officers”) of the Company as of December 31, 2004.

		Annual Compensation (1)			Long-term Compensation
Name and Principal Position	Fiscal Year Ended	Base Salary ($)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Awards ($)(4)	Securities Underlying Options (#)	All Other Compensation ($)(5)(6)
Kenneth P. Manning	12-31-04	$753,000	$0	$275,991	$920,000	80,000	$55,183
Chairman, President and	12-31-03	725,000	308,125	272,072	679,000	100,000	97,622
Chief Executive Officer	12-31-02	697,000	1,184,905	139,354	424,620	150,000	91,905

Richard F. Hobbs	12-31-04	366,000	0	95,905	345,000	30,000	25,742
Vice President, Chief	12-31-03	352,000	114,400	92,250	291,000	30,000	41,227
Financial Officer and Treasurer	12-31-02	337,000	438,100	91,761	165,130	50,000	41,240

Ralph G. Pickles	12-31-04	315,000	59,237	14,076	287,500	25,000	207,109
President-Flavors & Fragrances	12-31-03	261,000	225,114	—	194,000	50,000	172,100
	12-31-02	248,000	245,510	—	70,770	20,000	171,123

John L. Hammond	12-31-04	247,000	0	39,723	230,000	20,000	16,201
Vice President, Secretary	12-31-03	237,000	77,025	9,780	194,000	20,000	26,605
& General Counsel	12-31-02	227,000	295,100	8,377	94,360	25,000	26,662

Richard Carney	12-31-04	239,000	0	42,810	230,000	20,000	15,622
Vice President, Administration	12-31-03	226,000	73,450	64,559	194,000	20,000	22,441
	12-31-02	191,000	222,833	48,748	117,950	25,000	20,194

(1)	Includes amounts deferred at the election of the named executive officer under the Company’s Executive Income Deferral Plan (see “Employment Agreements and Other Arrangements”).
(2)	Consists of awards under the Company’s Management Incentive Plans.
(3)	Includes tax gross-up payments in 2004 in connection with the vesting of Restricted Stock of Messrs. Manning, Hobbs, Hammond and Carney in the amounts of $246,537, $82,178, $32,872 and $32,872, respectively, and tax gross-up payments related to various other benefits, including the use of a leased automobile, relocation, and financial planning services.
(4)	The amounts in the table reflect the market value on the date of award of restricted shares of Common Stock (“Restricted Stock”). Total number and value of shares of Restricted Stock held as of December 31, 2004 (based on the $23.99 per share closing price of the Common Stock on December 31, 2004) for each named executive officer are: Kenneth P. Manning—148,000 shares/$3,550,520; Richard F. Hobbs—57,000 shares/$1,367,430; Ralph G. Pickles—28,500 shares/$683,715; John L. Hammond—38,000 shares/$911,620; and Richard Carney—28,000 shares/$671,720. Dividends are paid on Restricted Stock when paid on Common Stock.
(5)

Consists of Company contributions under certain benefit plans and other arrangements for the five named executive officers. These contributions are set forth in the following table. The Company’s ESOP and Savings Plan are tax-qualified plans subject to government imposed annual limitations on contributions. The Company’s Supplemental Benefits Plan, a non-tax-qualified plan, replaces benefits which cannot be provided by the tax-qualified ESOP and Savings Plan because of these annual limitations. The amounts shown in the table below as contributed to the ESOP and Savings Plan which exceed the applicable annual limits were contributed to the Supplemental Benefits Plan. At the time the ESOP and Savings Plan were adopted to replace the Company’s former defined benefit pension plan, the Transition Retirement Plan, also a tax-qualified plan, was adopted to assure that affected employees would receive approximately the same level of benefits through normal retirement age that they would have received under the former defined benefit pension plan. The named executive officers do not participate in the Transition Retirement Plan but a benefit equivalent to what they would have received thereunder is contributed to the Supplemental Benefits Plan. Non-U.S. employees (such as Mr. Pickles) maintain the retirement benefits from their home country. Mr. Pickles’ participation in the Sensient Technologies Pension Plan is in lieu of the ESOP and Savings Plan.

	ESOP			Savings Plan			Transition Plan Benefit Equivalent			Sensient Technologies Pension Plan
	2004	2003	2002	2004	2003	2002	2004	2003	2002	2004	2003	2002
Mr. Manning	$10,611	$19,099	$44,889	$42,445	$76,396	$44,889	$2,127	$2,127	$2,127	—	—	—
Mr. Hobbs	4,804	7,901	19,759	19,216	31,604	19,759	1,722	1,722	1,722	—	—	—
Mr. Pickles	—	—	—	—	—	—	—	—	—	$31,500	$26,100	$24,800
Mr. Hammond	3,240	5,321	13,331	12,961	21,284	13,331	—	—	—	—	—	—
Mr. Carney	3,124	4,488	10,097	12,498	17,953	10,097	—	—	—	—	—	—

(6)	Includes payments to Mr. Pickles to equalize cost-of-living and housing differences of $175,609 in 2004 and $146,000 in each of 2003 and 2002 related to assignment outside of home country.

Stock Options

The following table sets forth information concerning the grant of stock options under the Company’s 2002 Stock Option Plan (the “2002 Plan”) during 2004 to the named executive officers.

Name	Number of Securities Underlying Options Granted (#)(1)	Percentage of Total Options Granted to Employees in 2004	Exercise or Base Price ($/share)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Ten-Year Option Term(3)
					5%	10%
Kenneth P. Manning	80,000	18.7%	23.00	12/6/2014	$1,157,166	$2,932,486
Richard F. Hobbs	30,000	7.0%	23.00	12/6/2014	433,937	1,099,682
Ralph G. Pickles	25,000	5.8%	23.00	12/6/2014	361,614	916,402
John L. Hammond	20,000	4.7%	23.00	12/6/2014	289,292	733,122
Richard Carney	20,000	4.7%	23.00	12/6/2014	289,292	733,122

(1)	The options reflected in the table were granted on December 6, 2004, under the Company’s 2002 Plan and include both incentive stock options under Section 422 of the Internal Revenue Code and nonstatutory stock options. The exercise price of each option granted was equal to 100% of the fair market value of the Common Stock on the date of grant. The options vest in increments of one-third of the total grant on each of the first, second and third anniversaries of the grant date. The options are subject to early vesting in the event of the individual’s death, disability or retirement. Upon a “Change of Control” of the Company (as defined in the 2002 Plan), all options then outstanding become immediately exercisable in full.
(2)	The exercise price of options may be paid in cash or its equivalent, by delivering previously issued shares of Common Stock, or any combination thereof, or by electing to have the Company withhold shares of Common Stock issuable upon exercise with a fair market value equal to the exercise price.
(3)	The option values presented were calculated based on a per-share price of $23.00 on the date of grant at assumed 5% and 10% annualized rates of appreciation for the term of the grant. The actual value, if any, that an individual may realize upon exercise will depend on the excess of the market price of the Common Stock over the option exercise price on the date the option is exercised. There is no assurance that the actual value realized by an individual upon the exercise of an option will be at or near the value estimated under the model described above.

Aggregate Option Exercises in 2004 and Year-End Option Values

The following table sets forth information regarding the exercise of stock options by each of the named executive officers during 2004 and the year-end value of unexercised stock options held by such officers.

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at End of 2004 (#)		Value of Unexercised In-the-Money Options at End of 2004(1) ($)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth P. Manning	58,000	$329,875	817,333	196,667	3,240,280	425,202
Richard F. Hobbs	6,000	$38,712	317,833	66,667	1,306,788	134,834
Ralph G. Pickles	—	—	100,299	65,001	372,885	183,087
John L. Hammond	—	—	103,332	41,668	292,755	87,670
Richard Carney	14,000	$90,328	126,332	41,668	520,924	87,670

(1)	The dollar values were calculated by determining the difference between the fair market value of the underlying shares of Common Stock and the various applicable exercise prices of the named executive officers’ outstanding “in-the-money” options at the end of 2004. As provided by the Company’s 1990 Employee Stock Plan, 1994 Employee Stock Plan, 1998 Stock Option Plan and the 2002 Stock Option Plan, the fair market value of the underlying shares of Common Stock on any date is equal to the price of the Company’s Common Stock as reported on the New York Stock Exchange. On December 31, 2004, the closing price of the Common Stock as reported on the New York Stock Exchange was $23.99 per share.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2004 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)		(c)
Equity compensation plans approved by the Company’s shareholders	3,106,548	$20.46	(1)	2,165,529	(2)
Equity compensation plans not approved by the Company’s shareholders	—	—		—
Total	3,106,548	—		2,165,529

(1)	Excludes deferred shares, which have no exercise price.
(2)	Includes the following: (i) up to 236,479 shares that may be issued in the form of restricted stock under the Company’s 1998 Stock Option Plan; (ii) up to 389,500 shares that may be issued in the form of restricted stock under the Company’s 2002 Stock Option Plan; (iii) up to 196,616 shares of deferred stock issuable under the 1999 Amended and Restated Directors Deferred Compensation Plan; and (iv) up to 77,100 shares that may be issued in the form of restricted stock under the Company’s 2002 Non-Employee Director Stock Plan.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

Employment Agreement. The Company has an employment contract with Mr. Manning dated November 11, 1999. The term of the agreement is for three years, which is automatically extended annually for additional one-year periods, except that in no event will the term of his employment extend beyond the calendar month in which his 65th birthday occurs or he becomes disabled or dies. During this employment period, the agreement provides for the payment of base salary (subject to annual upward adjustment), plus bonus eligibility and customary fringe benefits. The agreement can be terminated by the Board of Directors with or without cause. If Mr. Manning is terminated by the Board without cause or Mr. Manning resigns for good reason (as defined therein), certain termination benefits are payable to Mr. Manning in an amount equal to three times the sum of his base salary then in effect plus the higher of his most recent annual bonus and his target bonus for the fiscal year in which such termination occurred. Mr. Manning would also continue to receive benefits under the Company’s welfare benefit plans for three years as well as three additional years of service and age credit for purposes of the SERP. The agreement contains a one-year non-competition covenant. In the event of a change of control of the Company, Mr. Manning’s employment contract would be superseded by a Change of Control Employment and Severance Agreement as described below, except that he would be entitled to retain certain retirement and disability benefits under his employment contract.

Change of Control Employment and Severance Agreements. The Company also has Change of Control Employment and Severance Agreements with each of its executive officers (including the named executive officers) who are part of the executive officer group. Each of these agreements provides that in the event of a “Change of Control,” as defined in the respective agreement, the Company will continue to employ the executive for a period of three years following the date of such Change of Control. During this employment period, the executive will receive as compensation a base salary, subject to annual adjustment, bonus awards in accordance with past practice and all other customary fringe benefits in effect as of the date of the Change of Control. Each agreement can be terminated upon 30 days’ notice by the Company in the event of the executive’s disability. The agreements can also be terminated by the Company for “cause” and by the executive for “good reason.” If terminated by the Company other than for cause or disability, or by the executive for good reason, the Company will pay the executive an amount equal to the sum of (i) accrued unpaid deferred compensation and vacation pay and (ii) three times the executive’s base salary plus the highest annual bonus for the last five years. The executive will also be entitled to coverage under existing benefit plans and fringe benefits for three years and a payment equal to the vested amounts plus a payment equal to three additional years of employer contributions under the Savings Plan, ESOP, Pension Plan and Supplemental Benefits Plan (including the Transition Plan benefit equivalent described in footnote (5) to the Summary Compensation Table). The Savings Plan, ESOP, Pension Plan and Supplemental Benefits Plan provide for full vesting of all accounts upon the occurrence of a Change of Control. In addition, payments under the Company’s SERP, are calculated based on an adjusted final salary reflecting three additional years of salary increases consistent with past practice. If terminated for cause, the Company will pay the executive his annual base salary through termination. If the executive’s employment is terminated by reason of death or disability, the Company will pay certain accrued obligations and other customary death or disability benefits. In all cases, the Company will provide the executive with a tax gross-up payment to reimburse the executive for any excise taxes assessed against any payments made to the executive, as well as all taxes on the gross-up payment.

SERP. The SERP provides a non-qualified supplemental executive retirement benefit for selected officers and key employees. Generally, participants contribute to the plan, in each year until death or retirement, an amount equivalent to a term insurance premium applicable to a life insurance benefit of three times the participant’s base salary in effect on the date of acceptance into the plan, unless all amounts were previously paid under a predecessor plan. A pre-retirement survivor income benefit equal to 20%, 25%, 30% or 40% of the sum of base salary and 50% (100% for the Company’s chief executive officer, chief operating officer and chief financial officer) of the highest annual bonus paid for the last five years for the named executive officers, payable for 15 or 20 years is available to designated beneficiaries if the participant dies prior to retirement. At the time of retirement, the participant may continue the survivor income benefit or elect to receive a supplemental retirement income benefit equal to 20%, 25%, 30% or 40% of the sum of base salary and 50% (100% for the Company’s chief executive officer, chief operating officer and chief financial officer) of the highest annual bonus for the last five years for the named executive officers, for 15 or 20 years or an actuarially equivalent joint and survivor benefit. A participant may receive his retirement income benefit as a lump sum distribution by making an advance election the year before or by accepting an actuarially reduced benefit. In the event of a Change of Control, lump sum distributions are required. The benefit obligations under the SERP are funded under Rabbi Trust B described below under “Funding Arrangements.” All of the named executive officers participate in the SERP. Under their respective agreements under the SERP, each of the participating named executive officers is entitled to 20 years of benefits, and the applicable percentages of pre-retirement survivor income benefits and supplemental retirement income benefits for the participating named executive officers are 40% for Mr. Manning, 30% for Messrs. Hobbs, Hammond and Pickles and 25% for Mr. Carney. In order to receive SERP benefits, Mr. Pickles must serve five years as President – Flavors and Fragrances.

Executive Income Deferral Plan. Under the Executive Income Deferral Plan, executives of the Company (including the named executive officers) are entitled to defer up to 25% of their annual salary. Amounts deferred earn interest at the average interest rate on AAA rated corporate bonds and are payable upon retirement over a 15 year period, unless the executive elects to receive an actuarially equivalent joint and survivor benefit, reduced by up to 20% depending upon the executive’s age at retirement. The Company’s obligations under the Executive Income Deferral Plan are also funded by Rabbi Trust B.

Funding Arrangements. The Company has established three so-called “Rabbi Trusts” by entering into trust agreements with a trustee to assure the satisfaction of the obligations of the Company under various plans and agreements to make deferred and other payments to certain of its past, present and future executives and directors, including the named executive officers. Rabbi Trust A requires the Company to deposit assets into (“fund”) the Trust in the event of a “Change of Control” (as defined therein) in an amount sufficient to satisfy the Company’s obligations to Mr. Manning, the other named executive officers, and other executive officers under the Change of Control Employment and Severance Agreements with those individuals (except to the extent that those obligations consist of benefits covered by Rabbi Trust B). Rabbi Trust A is currently not funded except with a nominal amount of assets, and is currently revocable but will become irrevocable once it is funded. The Board may elect to fund Rabbi Trust A in whole or in part prior to the occurrence of a Change of Control. Rabbi Trust B was created to fund the Company’s obligations under various employee benefit plans, including four plans in which the named executive officers may participate: the SERP, the Supplemental Benefits Plan, and the Executive and Management Income Deferral Plans. The Company makes annual contributions to Rabbi Trust B and it currently holds approximately $21 million of assets. Rabbi Trust B is irrevocable. Rabbi Trust C was created to assure that payments to non-employee directors under the director retirement and Deferred Compensation plans described under “Director Compensation and Benefits” will not be improperly withheld. Rabbi Trust C is currently funded with a nominal amount, and is also funded from time to time as payouts are made under these plans, although the Board may elect to fund it at any time. Rabbi Trust C is irrevocable. Each of the Rabbi Trusts will terminate upon the earlier of the exhaustion of the trust corpus or the final payment to the directors or executives pursuant to the respective plans and agreements covered thereby, and any remaining assets will be paid to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors to file initial reports of beneficial ownership (on Form 3) and reports of changes in beneficial ownership (primarily on Form 4 or in limited instances on Form 5) with the SEC and the New York Stock Exchange. SEC regulations require officers and directors to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, and upon certifications from reporting persons who did not file year-end reports on Form 5 that no such reports were required, the Company believes that during the year ended December 31, 2004, all of its officers and directors complied with the Section 16(a) filing requirements.

COMPANY STOCK PERFORMANCE

The following graph compares the cumulative annual change since December 31, 1999 of the total shareholder return on the Common Stock with: (i) the total return on the Standard & Poor’s Midcap Specialty Chemicals Index (the “S&P Midcap Specialty Chemicals Index”); and (ii) the total return on the Standard & Poor’s 500 Index (the “S&P 500 Index”), assuming that $100 was invested in each of the Company’s Common Stock, the stocks comprising the S&P 500 Index and the stocks comprising the S&P 500 Index on December 31, 1999 and assuming that all dividends were reinvested at the end of the month in which they were paid.

Comparison Of Five-Year Total Return Among

Sensient Technologies Corporation, The S&P Midcap Specialty Chemicals Index And The S&P 500 Index

	December 31,
	1999	2000	2001	2002	2003	2004
Sensient Technologies Corporation	$100	$115	$108	$119	$108	$135
S&P Midcap Specialty Chemicals Index	100	110	135	137	160	192
S&P 500 Index	100	91	80	62	80	89

ITEM 2.

PROPOSED AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO

ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS

The Company’s Amended and Restated Articles of Incorporation (the “Articles”) currently provide for the classification of the Board of Directors into three classes, with each director serving a three-year term. Directors for one of the three classes are elected each year. The Board has determined that the Articles should be amended to eliminate classification of the Board, and has unanimously adopted a resolution approving the proposed amendment and the submission of the proposed amendment to the Company’s shareholders for a vote at the Meeting.

The text of the proposed amendment is attached as Appendix C to this proxy statement. Subject to the approval of the amendment to the Articles by the Company’s shareholders, the Board has approved conforming changes to the relevant provisions of the Bylaws.

A classified board has the effect of making it more difficult (i) for a substantial shareholder to gain control of a board of directors without the approval or cooperation of incumbent directors and therefore may deter unfriendly and unsolicited takeover proposals and proxy contests, and (ii) for shareholders to change a majority of directors even where a majority of shareholders are dissatisfied with the performance of incumbent directors.

The election of directors is the primary means for shareholders to influence corporate governance and to hold management accountable for implementing these policies. The proposed amendment will allow shareholders to review and express their opinions on the performance of all directors each year, rather than over a three-year period. Because there is no limit to the number of terms an individual may serve, the continuity and stability of the Board’s membership and the Company’s policies and long-term strategic planning should not be affected.

If the proposed amendment is approved by the Company’s shareholders, the classified Board will be eliminated, the current term of each director will end at the 2006 Annual Meeting of Shareholders, and all of the Company’s directors will be up for election for one-year terms at the 2006 Annual Meeting of Shareholders and at each Annual Meeting thereafter. In addition, any director elected to fill a vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, will hold office until the next Annual Meeting of Shareholders.

If the proposed amendment to the Articles is not approved by the Company’s shareholders at the Meeting, the Board of Directors will continue to be classified, and each director, including the directors elected at the Meeting, will serve three-year terms.

Pursuant to the Wisconsin Business Corporation Law, the affirmative vote of two-thirds of the shares of Common Stock entitled to vote at the Meeting is required to approve the proposed amendment to the Articles to eliminate the classification of the Board of Directors. Abstentions, broker non-votes and shares not represented at the Meeting will have the same effect as votes cast against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE PROPOSED AMENDMENT TO THE ARTICLES ELIMINATING THE

CLASSIFICATION OF THE BOARD OF DIRECTORS

ITEM 3.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, the Board, subject to shareholder ratification, has selected Deloitte & Touche LLP, certified public accountants, to audit the financial statements of the Company for the year ending December 31, 2005. Deloitte & Touche LLP has been the independent auditor of the Company for many years and has advised the Company that they are independent with respect to the Company.

Although not required by law to submit the appointment to a vote by shareholders, the Board believes it appropriate, as a matter of policy, to request that the shareholders ratify the appointment of Deloitte & Touche LLP as independent auditors for 2005. Assuming that a quorum is present, the selection of Deloitte & Touche LLP will be deemed to have been ratified if more shares are voted in favor of ratification than are voted against ratification. Under Wisconsin law, any shares of Common Stock which are not voted on this matter at the Meeting (whether by abstention, broker nonvote or otherwise) will have no effect on this matter. If the shareholders should not so ratify, the Board will reconsider the appointment.

Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate shareholder questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2005. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE RATIFICATION OF SUCH APPOINTMENT.

ITEM 4.

OTHER MATTERS

Company management knows of no business which will be presented for action at the Meeting other than those items identified in the Notice of Annual Meeting. Pursuant to the Company’s Bylaws, written notice of any shareholder proposals to be presented at the Meeting must have been received by the Secretary no later than March 2, 2005. As no notice of any shareholder proposals was received, no business may be brought before the Meeting by any shareholders. If other matters are brought before the Meeting by the Board of Directors, it is intended that proxies will be voted at the Meeting in accordance with the judgment of the person or persons exercising the authority conferred by such proxies.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

The Company welcomes comments or suggestions from its shareholders. In the event a shareholder desires to have a proposal formally considered at the annual shareholders’ meeting in April, 2006 and included in the proxy statement for that meeting, the proposal must be in writing and received by the Secretary of the Company on or before November [15], 2005 and must otherwise comply with the applicable rules of the SEC. Under the Company’s Bylaws, appropriate shareholder proposals will be presented at the 2006 annual meeting without inclusion in the proxy materials if such proposals are received by the Company no later than March 2, 2006.

In addition, the Company’s Bylaws establish procedures for shareholder nominations for election of directors of the Company and bringing business before any annual meeting of shareholders of the Company. Among other things, to bring business before an annual meeting or to nominate a person for election as a director at an annual meeting, a shareholder must give written notice to the Secretary of the Company not less than 50 days (and, in the case of nominations, not more than 90 days) prior to the third Thursday after the first Friday in the month of April next following the last annual meeting held. The notice must contain certain information about the proposed business or the nominee and the shareholder making the proposal as specified in the Bylaws.

Any shareholder interested in making a nomination or proposal should request a copy of the applicable Bylaw provisions from the Secretary of the Company and send any such nomination or proposal to the Secretary of the Company at the Company’s executive offices at 777 East Wisconsin Avenue, 11th Floor, Milwaukee, Wisconsin, 53202.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE PROXY CARD OR VOTE BY PHONE OR BY INTERNET ACCORDING TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. IF YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER OR BANK, ONLY YOUR BROKER OR BANK CAN SUBMIT THE PROXY CARD ON YOUR BEHALF. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO SUBMIT THE PROXY CARD ON YOUR BEHALF.

UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, ADDRESSED TO THE SECRETARY OF THE COMPANY, THE COMPANY WILL PROVIDE TO SUCH SHAREHOLDER WITHOUT CHARGE A COPY OF THE COMPANY’S 2004 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

By Order of the Board of Directors

John L. Hammond
Secretary

March 15, 2005

Appendix A

Audit Committee Charter—Section 3.14 of Company Bylaws

3.14 Audit Committee. There shall be an Audit Committee of the Board of Directors. The purposes of the Committee are (1) to assist the Board of Directors in overseeing (a) the quality and integrity of the corporation’s financial statements, (b) the qualifications and independence of the corporation’s independent auditor, (c) the performance of the corporation’s internal audit function and independent auditor, and (d) the corporation’s compliance with legal and regulatory requirements; (2) to prepare the report of the Committee required to be included in the corporation’s annual proxy statement under the rules of the Securities and Exchange Commission; and (3) to perform the duties and responsibilities set forth below. The provisions of this Section 3.14 shall constitute the Charter of the Audit Committee.

Membership

1.	The Committee shall have at least three (3) members. Each member of the Committee shall satisfy the independence requirements relating to directors and audit committee members (a) of the New York Stock Exchange and (b) under Section 10A(m) of the Securities Exchange Act of 1934 (the “Exchange Act”) and any related rules and exemptions promulgated thereunder by the Securities and Exchange Commission.

2.	The members of the Committee shall be appointed by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee, which shall recommend for Committee membership such directors as it believes are qualified. Members of the Committee shall serve at the pleasure of the Board of Directors and for such term or terms as the Board of Directors may determine.

3.	No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.

4.	Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall qualify as a financial expert, as such term is defined by the Securities and Exchange Commission in Item 401 of Regulation S-K.

Structure and Operations

5.	One of the members of the Committee will be designated by the Board of Directors to serve as the Committee chairperson. The affirmative vote of a majority of the members of the Committee is necessary for the adoption of any resolution. The Committee may create one or more subcommittees and may delegate, in its discretion, all or a portion of its duties and responsibilities to such subcommittees. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals of audit and non-audit services pursuant to Section 10A(i)(3) of the Exchange Act and any related rules promulgated thereunder by the Securities and Exchange Commission, which pre-approvals shall be presented to the full Committee at the next scheduled meeting.

6.	The Committee shall have a regularly scheduled meeting at least once every fiscal quarter, at such times and places as shall be determined by the Committee chairperson, and may have such additional meetings as the Committee chairperson or any two (2) of the Committee’s members deem necessary or desirable. The Committee may request (a) any officer or employee of the corporation, (b) the corporation’s outside counsel or (c) the corporation’s independent auditor to attend any meeting (or portions thereof) of the Committee, or to meet with any members of or consultants to the Committee, and to provide such information as the Committee deems necessary or desirable.

7.	The Committee shall meet separately, periodically, with management, with the corporation’s internal auditors (or other personnel responsible for the corporation’s internal audit function) and with the independent auditor.

Duties and Responsibilities

The Committee’s duties and responsibilities shall include all of the following items, and such other matters as may from time to time be delegated to the Committee by the Board of Directors.

Reports to the Board of Directors; Review of Committee Performance and Charter

8.	The Committee shall report regularly to the Board of Directors and review with the Board of Directors any issues that arise with respect to: (i) the quality or integrity of the corporation’s financial statements; (ii) the performance and independence of the corporation’s independent auditor; (iii) the performance of the corporation’s internal audit function; and (iv) the corporation’s compliance with legal and regulatory requirements.

9.	The Committee shall undertake and review with the Board of Directors an annual performance evaluation of the Committee, which shall compare the performance of the Committee with the requirements of this Charter and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board of Directors may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

10.	The Committee shall review and reassess the adequacy of this charter at least annually and recommend any proposed changes to the Board of Directors for approval.

The Corporation’s Relationship With the Independent Auditor

11.	The Committee shall have the sole and direct responsibility and authority for the appointment, compensation, retention, and oversight of the work of each independent auditor engaged by the corporation for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the corporation, and each such independent auditor shall report directly to the Committee. The Committee shall be responsible for resolving disagreements between management and each such independent auditor regarding financial reporting.

12.	The Committee shall have the responsibility and authority to approve, in advance of the provision thereof, all audit services and, subject to the de minimus exception of Section 10A(i) of the Exchange Act and the Securities and Exchange Commission rules promulgated thereunder, all permitted non-audit services to be provided to the corporation by any such independent auditor. The Committee shall have the sole authority to approve any compensation payable by the corporation for any approved audit or non-audit services to any such independent auditor, including the fees, terms and conditions for the performance of such services.

13.	The Committee shall review the independent auditors’ audit plan, including its scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

14.	The Committee shall, at least annually: (i) obtain a written report by the independent auditor describing, to the extent permitted under applicable auditing standards: (a) the independent auditor’s internal quality-control procedures; (b) any material issues raised by the most recent quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditor and the corporation; and (ii) review the foregoing report and the independent auditor’s work throughout the year and evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner on the independent auditor’s engagement with the corporation, and present its conclusions to the Board of Directors and, if so determined by the Committee, recommend that the Board of Directors take additional action to satisfy itself of the qualifications, performance and independence of the independent auditor.

15.	The Committee shall, at least annually, discuss with the independent auditor, out of the presence of management if deemed appropriate: (i) the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented, relating to the conduct of the audit; (ii) the audit process, including, without limitation, any problems or difficulties encountered in the course of the performance of the audit, including any restrictions on the independent auditor’s activities or access to requested information imposed by management, and management’s response thereto, and any significant disagreements with management; and (iii) the corporation’s internal controls and the responsibilities, budget and staffing of the corporation’s internal audit function, including any “management” or “internal control” letter issued or proposed to be issued by such auditor to the corporation.

16.	The Committee shall establish policies for the corporation’s hiring of employees or former employees of the independent auditor.

17.	The Committee shall review, and discuss as appropriate with management, the internal auditors and the independent auditor, the report of the independent auditor required by Section 10A(k) of the Exchange Act.

Financial Reporting and Disclosure Matters

18.	The Committee shall review and discuss with management and the independent auditor:

(i)	prior to the annual audit, the scope, planning and staffing of the annual audit;

(ii)	the corporation’s annual audited financial statements and quarterly financial statements, including the corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the results of the independent auditor’s reviews of the quarterly financial statements;

(iii)	significant issues regarding accounting and auditing principles and practices and financial statement presentations, including all critical accounting policies and estimates, any significant changes in the corporation’s selection or application of accounting principles and any significant issues as to the adequacy of the corporation’s internal controls and any special audit steps adopted in light of material control deficiencies;

(iv)	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(v)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;

(vi)	any significant changes to the corporation’s auditing and accounting principles and practices suggested by the independent auditor, internal audit personnel or management; and

(vii)	management’s internal control report prepared in accordance with rules promulgated by the Securities and Exchange Commission pursuant to Section 404 of the Sarbanes-Oxley Act.

19.	The Committee shall recommend to the Board of Directors whether the annual audited financial statements should be included in the corporation’s Annual Report and Form 10-K.

20.	The Committee shall review and discuss with management the corporation’s practices regarding earnings press releases and the provision of financial information and earnings guidance by management to analysts and ratings agencies.

21.	The Committee shall periodically review and discuss with management the corporation’s guidelines and policies with respect to the process by which the corporation undertakes risk assessment and risk management, including discussion of the corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Committee shall undertake these reviews and discussions in a general manner, but it is not required to undertake more specific actions to the extent they are performed by the Finance Committee of the corporation.

22.	The Committee shall review and discuss with the Chief Executive Officer and Chief Financial Officer the procedures undertaken in connection with the Chief Executive Officer and Chief Financial Officer certifications for Forms 10-K, Forms 10-Q and other reports including their evaluation of the corporation’s disclosure controls and procedures and internal controls.

23.	The Committee shall annually obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act and any other applicable rules or regulations.

Internal Audit, Compliance Matters and Other

24.	The Committee shall review the budget, activities, organizational structure, qualifications and performance of the internal audit department, as needed.

25.	The Committee shall review any reports to management covering issues which are material to the company’s financial statements prepared by internal audit personnel, and management’s responses.

26.	The Committee shall establish and maintain procedures for: (i) the receipt, retention, and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

27.	The Committee shall review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the corporation’s financial statements or accounting policies.

28.	On at least an annual basis, the Committee shall review with the corporation’s counsel, any legal matters that could have a significant impact on the corporation’s financial statements, the corporation’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

29.	The Committee shall exercise such other powers and perform such other duties and responsibilities as are required or recommended under New York Stock Exchange rules.

30.	The Committee shall exercise such other powers and perform such other duties and responsibilities as are incidental to the purposes, duties and responsibilities specified herein and as may from time to time be delegated to the Committee by the Board of Directors.

Authority and Resources

The Committee may, without further approval by the Board of Directors, obtain such advice and assistance, including, without limitation, the performance of special audits, reviews and other procedures, from outside accounting, legal or other advisors as the Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities hereunder. Any accounting, legal or other advisor retained by the Committee may, but need not, be in the case of an outside accountant, the same accounting firm employed by the corporation for the purpose of rendering or issuing an audit report on the corporation’s annual financial statements, or in the case of an outside legal or other advisor, otherwise engaged by the corporation for any other purpose.

The corporation shall pay to the independent auditor employed by the corporation for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any outside accounting, legal or other advisor retained by the Committee pursuant to the preceding paragraph such compensation, including, without limitation, usual and customary expenses and charges, as shall be determined by the Committee. In addition, the corporation shall pay ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Appendix B

Sensient Technologies Corporation

Director Selection Criteria

Career Background

In order to be considered as a potential or continuing member of the Board of Directors of Sensient Technologies Corporation (the “Company”), candidates should have relevant business and industry experience, including a background in at least one of the following areas:

•	Substantial recent business experience at the senior management level, preferably as chief executive officer

•	Recent leadership position in the administration of a major college or university

•	Recent specialized expertise at the doctoral level in a science or discipline important to the Company’s business

•	Recent prior senior level governmental or military service

In addition, international experience in geographic areas which are significant to the Company is highly desirable.

The Board will consider the desirability of the continued service of directors who change their primary employment. Continuing directors may wish to tender their resignation in such circumstance to assist the Board in evaluating such desirability on a timely basis.

Personal

Candidates should possess strong personal attributes, including ability, unquestionable integrity and honesty, leadership, independence, interpersonal skills and strong moral values.

Candidates (other than the CEO) should be independent of management and free of potential conflicts with the Company’s interests.

NOTE: CANDIDATES ARE GENERALLY EXPECTED TO MEET THE INDEPENDENCE REQUIREMENTS RELATING TO DIRECTORS UNDER APPLICABLE LAWS AND REGULATIONS.

Other

In considering any particular candidate, the Board will consider the following additional factors:

•	The candidate’s ability to work constructively with other members of the Board and with management.

•	Whether the candidate brings an appropriate mix of skills and experience that will enhance the diversity and overall composition of the Board.

•	Whether the candidate is able to devote the time necessary to properly discharge his or her responsibilities. The Board will consider the number of other boards on which the candidate serves, and the likelihood that such other service will interfere with the candidate’s ability to perform his or her responsibilities to the Company.

Candidates will be considered without discrimination because of their race, religion, color, sex, age, national origin, disability, veteran or military status, or any other characteristic protected by state, federal or local law.

B-1

Appendix C

PROPOSED AMENDMENT TO SENSIENT TECHNOLOGIES CORPORATION’S

AMENDED AND RESTATED ARTICLES OF INCORPORATION

Section 7.1 of the Sensient Technologies Corporation’s Amended and Restated Articles of Incorporation is hereby amended as follows (portions that would be deleted at the time of the 2006 Annual Meeting of Shareholders are struck through; portions that would be added at the time are underlined):

Section 7.1 Directors.

The number of directors constituting the Board of Directors of the corporation shall be fixed from time to time by the Bylaws of the Corporation. Commencing with the 2006 annual meeting of shareholders of the Corporation, the pre-existing division of the Board of Directors into three classes shall be eliminated and all directors shall be elected at the 2006 annual meeting of shareholders and at each annual meeting of shareholders thereafter, but subject to the provisions of the Bylaws of the Corporation, each director shall hold office until the next annual meeting of shareholders and until his or her successor is elected and, if necessary, qualified.

C-1

SENSIENT TECHNOLOGIES CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

To be held Thursday, April 21, 2005

2:00 p.m., Eastern Time

Four Seasons Hotel, 200 Boylston Street

Boston, MA

[LOGO] SENSIENT	Sensient Technologies Corporation
777 East Wisconsin Avenue
	Milwaukee, Wisconsin 53202	proxy

This proxy is solicited on behalf of the Board of Directors of Sensient Technologies Corporation.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” all nominees listed in Item 1 and “FOR” Items 2 and 3.

By signing this proxy, you revoke all prior proxies and constitute and appoint KENNETH P. MANNING and JOHN L. HAMMOND, and each of them, with full power of substitution, your true and lawful Proxies, to represent and vote, as designated below, all shares of Common Stock of Sensient Technologies Corporation which you are entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at the Four Seasons Hotel, 200 Boylston Street, Boston, MA, on Thursday, April 21, 2005, 2:00 p.m., Eastern Time, and at any adjournment thereof.

See reverse for voting instructions.

There are three ways to vote your Proxy

| COMPANY #	|
| CONTROL #	|

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on April 21, 2005. You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above. Follow the simple instructions the voice provides you.

VOTE BY INTERNET - http://www.eproxy.com/sxt/ - QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 21, 2005.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above, to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card appearing below, then fold this sheet along the dotted line and return this sheet in the postage-paid envelope we’ve provided or return to Sensient Technologies Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

The Board of Directors Recommends a Vote FOR all Nominees listed in Item 1 and FOR Items 2 and 3.

1. Election of directors:	01 Hank Brown	03 Alberto Fernandez
02 James A.D. Croft

☐ Vote FOR	☐ Vote WITHHELD
all nominees	from all nominees
(except as marked)

(Instructions: To withhold authority to vote
for any Indicated nominee, write the number(s) of
the nominee(s) in the box provided to the right.)

\/ Please fold here \/

2. Proposal to amend the Company’s Amended and Restated Articles of Incorporation to eliminate the classification of the Company’s Board of Directors.

☐ For ☐ Against ☐ Abstain

3. Proposal to ratify the appointment of Deloitte & Touche LLP, certified public accountants, as the independent auditors of the Company for 2005.

☐ For ☐ Against ☐ Abstain

4. In their discretion, the Proxies are authorized to Vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1 AND “FOR” ITEMS 2 AND 3.

Address Change? Mark Box ☐ Indicate changes below:	The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing a proxy.

SENSIENT TECHNOLOGIES CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

To be held Thursday, April 21, 2005

2:00 p.m., Eastern Time

Four Seasons Hotel, 200 Boylston Street

Boston, MA

[LOGO] SENSIENT	Sensient Technologies Corporation
777 East Wisconsin Avenue
	Milwaukee, Wisconsin 53202	proxy

This proxy is solicited on behalf of the Board of Directors of Sensient Technologies Corporation.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” all nominees listed in Item 1 and “FOR” Items 2 and 3.

By signing this proxy, you revoke all prior proxies and constitute and appoint KENNETH P. MANNING and JOHN L. HAMMOND, and each of them, with full power of substitution, your true and lawful Proxies, to represent and vote, as designated below, all shares of Common Stock of Sensient Technologies Corporation which you are entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at the Four Seasons Hotel, 200 Boylston Street, Boston, MA, on Thursday, April 21, 2005, 2:00 p.m., Eastern Time, and at any adjournment thereof.

See reverse for voting instructions.

There are three ways to vote your Proxy

| Company #	|
| Control #	|

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on April 21, 2005. You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above. Follow the simple instructions the voice provides you.

VOTE BY INTERNET - http://www.eproxy.com/sxt/ - QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 21, 2005.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above, to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card appearing below, then fold this sheet along the dotted line and return this sheet in the postage-paid envelope we’ve provided or return it to Sensient Technologies Corporation, c/o Shareholder Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

Savings Plan — 401(K) or Employee Stock Ownership Plan— “ESOP”

The Board of Directors Recommends a Vote FOR all Nominees listed in Item 1 and FOR Items 2 and 3.

1. Election of directors:	01 Hank Brown	03 Alberto Fernandez
02 James A.D. Croft

☐ Vote FOR	☐ Vote WITHHELD
all nominees	from all nominees
(except as marked)

(Instructions: To withhold authority to vote
for any indicated nominee, write the number(s) of
the nominee(s) in the box provided to the right.)

\/ Please fold here \/

2. Proposal to amend the Company’s Amended and Restated Articles of Incorporation to eliminate the classification of the Company’s Board of Directors.

☐ For ☐ Against ☐ Abstain

3. Proposal to ratify the appointment of Deloitte & Touche LLP, certified public accountants, as the independent auditors of the Company for 2005.

☐ For ☐ Against ☐ Abstain

4. In their discretion, the Proxies are authorized to Vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1 AND “FOR” ITEMS 2 AND 3.

Address Change? Mark Box ☐ Indicate Changes below:	The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.